Execution Version

SECOND AMENDMENT TO NAVISTAR INTERNATIONAL CORPORATION
AMENDED AND RESTATED EMPLOYMENT AND SERVICES AGREEMENT

This Second Amendment to the Navistar International Corporation Amended and Restated Employment and Services Agreement (dated April 22, 2016), as amended by the Amendment to the Navistar International Corporation Amended and Restated Employment and Services Agreement (dated April 16, 2018) is entered into on April 24, 2019 (the “Execution Date”) and effective as of April 22, 2019 (the "Second Amendment Effective Date") by and among Navistar International Corporation, a Delaware corporation (the "Company"), its principal operating subsidiary, Navistar, Inc., a Delaware corporation ("Navistar"), and Troy A. Clarke ("Executive") (each a "Party" and collectively, the "Parties").

RECITALS:

A.    On April 22, 2016, the Company, Navistar and Executive entered into that certain Navistar International Corporation Amended and Restated Employment and Services Agreement (the "Agreement”) wherein Executive agreed to continue to serve as Chief Executive Officer and President ("CEO") of the Company and the Company and Navistar agreed to provide compensation and benefits, among other things, to Executive for such service.

B.    The Agreement was amended by the Amendment to the Navistar International Corporation Amended and Restated Employment and Services Agreement (dated April 16, 2018) (the “First Amendment”), which among other things, extended the term of the Agreement through and until April 22, 2019 (Paragraph 1(a) of the Agreement) and also made certain other amendments to Paragraphs 3(a), 3(b), 3(c), 6(a), 6(d), 6(e), 6(f), and 20 of the Agreement.

C.    The term of the Agreement, as amended by the First Amendment, will expire on April 22, 2019, and the Parties desire to further extend and amend the Agreement, as amended by the First Amendment, in accordance with, and subject to the terms of, this Second Amendment (the “Second Amendment”).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.    Second Amendment. The Agreement, as amended by the First Amendment, is further amended as of the Second Amendment Effective Date as follows:

(a)    Paragraph 1(a) is amended to extend the Services Term of the Agreement through and until April 22, 2020 by replacing the phrase "… shall end on the second anniversary of the Effective Date …" in the first sentence of Paragraph 1(a) with "… shall end on the fourth anniversary of the Effective Date …", such that the Services Term will expire on April 22, 2020.

(b)    Paragraph 3(b) is amended by replacing the phrase: “… provided, however, that with respect to the fiscal year during which Executive’s Services Term ends (i.e., 2019) …” with the phrase: “… provided, however, that with respect to the fiscal year during which Executive’s Services Term ends (i.e., 2020) …”

(c)    Paragraph 3(c)(ii) is amended by adding the following language:

"(ii) For the 2019 fiscal year, Executive will be granted long-term incentive awards on the Execution Date, in the form of (x) 20% in stock options, (y) 30% in an award of stock-settled restricted stock units and (z) 50% in a performance-based cash unit award, with a total target amount of $5,500,000 in each case subject to the terms and conditions of the Company's 2013 Performance Incentive Plan, as amended (or any successor plan) and applicable award agreements in the form that applies to other senior executives' 2019 long-term incentive awards generally (including with respect to performance goals), and the specific terms and conditions contained in Executive's 2019 long-term incentive award.”

Execution Version

(d)    Paragraph 6(d) is amended by replacing the sentence: “The duration of Executive's assistance will not exceed the extended Services Term (i.e., April 22, 2019)" with the sentence: “The duration of Executive's assistance will not exceed the extended Services Term (i.e., April 22, 2020)."

(e)    Paragraph 6(f) is amended in its entirety to read as follows:
“Following the expiration of the Term of this Agreement, Executive agrees, if requested by the Board, to remain with the Corporation as Executive Chairman of the Board for a period of up to two (2) years. As consideration for Executive’s agreement to serve in such capacity, his compensation will be equal to the cash equivalent of the non-employee director cash and equity retainer and, for the avoidance of doubt, Executive shall continue to vest in any unvested equity awards and performance cash incentives outstanding on the date of his retirement as CEO through the end date of his service as Executive Chairman of the Board. In the event the Board of Directors chooses not to elect Executive as Executive Chairman of the Board following his retirement as CEO, or at the conclusion of his service as Executive Chairman of the Board, all unvested equity and cash performance incentives will continue to vest, subject to non-compete and non-solicit covenants. Should the Board of Directors request that Executive perform duties beyond those customary for an Executive Chairman in the normal course of business, Executive shall be entitled to appropriate supplemental compensation to be negotiated in good faith and agreed upon by the Parties at the time.”

(f)    Paragraph 20 is amended in its entirety to read as follows:

"Legal Fees. The Company will pay the legal fees, up to a maximum of $10,000, incurred by Executive in connection with the negotiation and execution of this Second Amendment, payable upon submission of the billing statement or paid receipt for such services rendered by Executive's counsel."

2.    Miscellaneous.

(a)    Except as specifically modified in this Second Amendment, the Agreement, as amended by the First Amendment, shall continue in full force and effect and the Agreement, as amended by the First Amendment and further amended by this Second Amendment, is hereby ratified, confirmed and approved.

(b)    This Second Amendment will be governed by and construed in accordance with applicable federal laws and, to the extent not inconsistent therewith or preempted thereby, with the laws of the State of Illinois, including any applicable statutes of limitation, without regard to any otherwise applicable principles of conflicts of laws or choice of law rules (whether of the State of Illinois or any other jurisdiction) that would result in the application of the substantive or procedural rules or law of any other jurisdiction.

(c)    This Second Amendment is binding upon and shall inure to the benefit of the Parties and their respective permitted successors and assigns under the Agreement.

(d)    All capitalized terms not defined in this Second Amendment shall have the same meaning ascribed to those terms in the Agreement, as amended by the First Amendment, or, in the case of the term "Qualified Retirement," in the 2018 and 2019 long-term incentive award provided to Executive.

(e)    In the event of any conflict between the terms of this Second Amendment and the terms of the Agreement, as amended by the First Amendment, the terms of this Second Amendment shall govern and control.

(f)    This Second Amendment may be executed in counterparts (including via facsimile or the electronic exchange of portable document format [PDF] copies), and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

(g)    The Recitals are by this reference incorporated herein and made a part of this Second Amendment.

[Signature Page Follows]

Execution Version

IN WITNESS WHEREOF, each of the Parties has executed this Second Amendment, in the case of the Company and Navistar, by a duly authorized officer, on the 24th day of April, 2019.

NAVISTAR INTERNATIONAL CORPORATION

/s/ Curt A. Kramer
By: Curt A. Kramer
Its: Senior Vice President and General Counsel

NAVISTAR, INC.

/s/ Curt A. Kramer
By: Curt A. Kramer
Its: Senior Vice President and General Counsel

EXECUTIVE

/s/ Troy A. Clarke
Troy A. Clarke